For Immediate Release

Flight Safety Technologies, Inc. Announces Board Realignment

Mystic, CT (February 23, 2007) - Flight Safety Technologies, Inc. (AMEX:FLT) announced that effective February 19, 2007 one of its four independent directors, Stephen P. Tocco, has resigned from the Board of Directors of the Company due to the challenges of growth at his current company, and his new role as Chairman of the University of Massachusetts Board of Trustees.

The Company has, by Board action, elected two new independent directors. Mr. Wes Cummins is the Director of Capital Markets at B. Riley & Company in Los Angeles, California where he oversees the firm's financial advisory and capital raising services to middle-market, publicly traded companies. (The Riley firm, in a filing with the U.S. Securities and Exchange Commission dated January 9, 2007 indicated that it controls 869,900 shares of the Company's common stock). Mr. Cummins holds a BSBA from Washington University in St. Louis, MO, with majors in Finance and Accounting.

Additionally, the Board has elected Mr. James A. Schwartz as an independent director. Prior to founding Harvey Partners LLC, a New York based investment management firm, Mr. Schwartz was associated with Gilder, Gagnon & Howe as a portfolio manager. Previously, he was a senior producer for NBA Entertainment where he won an Emmy Award. Mr. Schwartz earned an MBA from Columbia University and a BA in History from Bates College.

The Company notified AMEX of these developments on February 23, 2007.

Chairman Samuel Kovnat stated that the addition of Mr. Cummins and Mr. Schwartz will strengthen the Board by adding the perspective of the investment community. Mr. Kovnat also thanked Mr. Tocco for his service to the Company over the past five years and expressed appreciation for his offer to continue to support the Company in the future.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc. is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry. These new technologies include AWSM™, SOCRATES®, UNICORN™ and TIICM™. The Aircraft Wake Safety Management (AWSM™) system is being developed to provide a total airport system solution to the need for increased airport capacity with enhanced safety. SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence. UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight. TIICM™ is an airborne passive countermeasure initiative to protect airliners against the threat of certain terrorist missile attacks.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of pending class action litigation alleging violations of federal securities laws, pending litigation challenging our rights to TIICM™, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and should be considered forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contacts:
Samuel Kovnat

Chairman and CEO

Flight Safety Technologies, Inc

(860) 245-0191